Exhibit 10.1
SUMMARY OF
EXECUTIVE BONUS PLAN
PURPOSE
The purpose of the Executive Bonus Plan is to encourage the achievement of defined corporate and individual performance objectives that contribute directly to the profits of Dayton Superior Corporation (the “Company”).
DEFINITIONS
•	Plan means this Executive Bonus Plan.

•	Compensation Committee means the Compensation Committee established by the Board of Directors of the Company.

•	Participant means an employee selected to participate in the Plan.

•	Year means a calendar year.
ADMINISTRATION
Except for the authority reserved to the Compensation Committee as described herein, the Plan shall be administered by the Dayton Superior Corporation Administration Group, which consists of the President and Chief Executive Officer, Vice President and Chief Financial Officer, Vice President, — Corporate Accounting, Vice President — Human Resources, and Corporate Treasurer.
The Compensation Committee must approve the selection of all Participants in the Plan and the payment of all bonuses awarded under the Plan.
The Compensation Committee annually shall determine: (i) the performance measure(s) on which annual bonuses under the Plan for that year will be based, (ii) the target for the performance measure(s) so determined, (iii) the relative weighting to be given to each selected performance measure, if more than one, and (iv) the threshold and range, if any, of performance for each performance measure for that year for which bonuses will be paid to Participants. The determination of the Company’s actual performance under the identified performance measure(s) for a year shall be made by the Compensation Committee. In determining whether bonuses are payable under the Plan for a particular year, the Compensation Committee, in its sole discretion, may take into account such factors, including unusual or non-recurring items, as it deems appropriate. Notwithstanding that the identified performance measures are not met to the specified level for the payment of bonuses under the Plan in any year, the Compensation Committee, in its sole discretion, may approve the payment of discretionary bonuses under the Plan, as it deems appropriate.
Each Participant in the Plan for any year shall have a bonus opportunity that shall be a percentage (which may vary based on the relative achievement of the performance measures determined by the Compensation Committee) of the Participant’s base salary. The percentage bonus opportunity may vary among Participants based on the position and level of responsibility of the Participant and market-based compensation comparisons. The bonus opportunity for Participants who are executive officers of the Company shall be recommended by the President and Chief Executive Officer of the Company and shall be approved by the Compensation Committee. The bonus opportunity for Participants who are not executive officers of the

Exhibit 10.1
Company shall be approved by the President and Chief Executive Officer of the Company, subject to review by the Compensation Committee.
ELIGIBILITY
Eligibility for the Executive Bonus Plan will be reviewed by the Compensation Committee each year.
As a condition to receiving payment of an annual bonus under the Plan, a Participant must be employed by the Company or a subsidiary at the time that the bonus is paid. If a Participant ceases to be employed by the Company or a subsidiary prior to the time bonuses under the Plan are paid, the Participant will forfeit all rights to such bonus. Subject to approval by the Compensation Committee, annual bonuses under the Plan generally will be made by March 15th of the year following the year for which the bonuses are earned, subject to completion of the annual audit of the Company’s financial statements.
LIMITATIONS
The Plan shall not be construed as a contract of employment. No rights in the Plan shall be deemed to accrue to any Participant, and no Participant or other person shall, because of the Plan, acquire any right to an accounting or to examine the books or affairs of the Company.
The Compensation Committee may at any time terminate or amend the Plan as it shall deem advisable and in the best interest of the Company.